Exhibit 99

OFG Bancorp Reports 3Q16 Results

SAN JUAN, Puerto Rico, October 21, 2016 – OFG Bancorp (NYSE: OFG) today reported results for the third quarter ended September 30, 2016.

3Q16 Highlights

•      Net income available to shareholders totaled $11.7 million, or $0.26 per share fully diluted, compared to $10.9 million, or $0.25 per share fully diluted, in 2Q16. In the year ago quarter, OFG reported $1.1 million, or $0.03 per share fully diluted.

•      Oriental Bank’s overall business performance continued strong. New loan generation totaled $226.8 million. Banking and wealth management fee revenues remained level versus 2Q16. Retail and commercial deposits grew 2.2%. Net new customer accounts continued to increase at a 4% annualized rate.

•      Major credit exposure eliminated. As previously announced, Oriental Bank sold its participation in a Puerto Rico Electric Power Authority (PREPA) fuel line of credit, with the transaction settling after the quarter end. The sale eliminated $183.0 million of non-performing assets.  As a result of the sale, a number of metrics used in this release reflect the exclusion of the PREPA credit facility.

•      Credit quality remained stable, with a meaningful improvement in net charge offs (NCOs), excluding PREPA. NCOs declined to 1.15% from 1.21% in 2Q16 while non-performing loan rates at 3.68% remained nearly level with 2Q16. Separately, early and total delinquencies were below year-ago levels.

•      Capital continued to build. Tangible book value per common share increased to $15.18 from $14.96 in 2Q16. Tangible common equity ratio increased to 10.25% from 9.92%.

•      Net Interest Margin (NIM) expanded to 4.95% from 4.69% in 2Q16. Excluding cost recoveries, NIM rose to 4.70% from 4.64%.

•      Costs remained under control. The operating efficiency ratio improved to 57.69%, the best level in the last five quarters, as a result of continued focus on optimizing the expense base.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented: “OFG delivered another strong quarter. Diluted EPS of $0.26 was slightly better than the two prior quarters, and our Return on Average Assets at 0.91% and Return on Average Tangible Common Stockholders' Equity at 7.06% were the highest they’ve been in the last five quarters.

“We continue to deliver consistent earnings while being proactive in our business development strategies and prudently managing balance sheet risk. We are particularly pleased to have found an optimal exit point for the PREPA credit facility. This eliminated our single largest credit exposure and significantly reduced our Puerto Rico government related exposures. It also meaningfully increased our capital ratios and contributed to improved credit quality through a major reduction in non-performing loans.

“Oriental Bank’s franchise growth confirms the successful customer differentiation achieved in our business delivery model, emphasizing higher levels of advisory relationships and superior levels of service.

“New loan generation was good, with solid yield expansion. Retail and commercial deposits rose across all categories, due in part to continued growth in net new customers. We have been able to reduce borrowings, with an important reduction in interest expense and positive contribution to NIM. Non-interest revenues and expenses continue to be well managed, while Oriental seamlessly assumed the servicing of its originated residential mortgage loans portfolio.”

3Q16 Income Statement Highlights

The following compares data for the third quarter 2016 to the second quarter 2016, unless otherwise noted.

•      Interest Income from Loans rose $2.9 million to $82.6 million. A large portion of the increase came from a $2.2 million recovery from former Eurobank loans. While the non-acquired portfolio grew, acquired loan portfolios continued to run off.

•      Interest Income from Securities declined $0.3 million to $8.0 million, mainly due to lower balances in the mortgage-backed securities (MBS) portfolio.

•      Interest Expense declined $0.9 million to $13.7 million due to lower borrowings.

•      Total Provision for Loan and Lease Losses increased $9.0 million to $23.5 million. Provision for non-acquired loans included $2.9 million towards the sale of the PREPA credit and another $2.9 million for a single commercial loan. Provision for BBVA PR acquired loans included $4.4 million for a Puerto Rico Housing Finance Authority (PRHFA) loan, which now has a carrying amount of $3.5 million or 31% of the unpaid principal balance.

•      Total Banking and Wealth Management Revenues remained level at $18.3 million. Banking service fees increased due to higher transaction volume. Mortgage banking revenues grew, reflecting better mark to market on sales. Wealth management remained level, excluding certain annual broker dealer and insurance fees received in 2Q16.

•      Other Gains reflected a $5.0 million recovery from a Bear Stearns claim of loss in 2009 from the BALTA private label collateralized mortgage obligation.

•      Total Non-Interest Expenses increased $1.1 million to $54.9 million. Total operating expenses were $0.4 million lower despite higher compensation expenses due to the number of business days in the quarter as well as general and administrative expenses for the servicing conversion initiative. OREO related expenses increased $1.2 million as part of normal activities.

•      Income Tax Expense benefited from a $0.3 million resolution of a contingent tax position as well as from a reduction of the effective income tax rate, now estimated at 26.0%.

September 30, 2016 Balance Sheet Highlights

The following compares data as of September 30, 2016 to June 30, 2016, unless otherwise noted.

•      Total Loans Net Held for Investment at $4.30 billion remained level.

•      Total Investments declined $22.2 million to $1.30 billion, mainly due to prepayments in the MBS portfolio.

•      Total Puerto Rico Government Related Exposure fell 50.0% to $202.4 million, when taking the sale of PREPA into account. Balances now primarily consist of loans to the five largest municipalities.

•      Total Deposits increased $110.7 million to $4.75 billion across all categories, reflecting deposits from new and existing clients. Excluding brokered deposits, deposits increased $91.2 million.

•      Total Borrowings declined $237.0 million to $800.3 million primarily due to net pay down of $200.5 million in FHLB advances and the maturity of a subordinated capital note of $67.0 million.

•      Total Stockholders’ Equity was up $9.0 million to $924.9 million due to the increase in retained earnings.

Credit Quality Highlights

The following compares data as of September 30, 2016 to June 30, 2016, unless otherwise noted.

•      Net Charge-Off Rate (ex-PREPA) at 1.15% fell 6 basis points due to declines in the auto and commercial lending categories.

•      Early Delinquency Rate was 3.70% and total delinquency 6.92%, down 7 and 14 basis points, respectively, from year ago levels due to proactive measures implemented to deal with the economic environment.

•      Non-Performing Loan Rate at 3.68% declined 541 basis points reflecting the sale of PREPA, but was up only 12 basis points from the prior quarter ex-PREPA.

•      Allowance for Loan and Lease Losses fell $50.6 million to $62.2 million, also reflecting the sale of PREPA. As a result, the loan loss reserve ratio to total loans (excluding acquired loans) decreased to 2.06% from 3.53%.

Capital Position

The following compares data as of September 30, 2016 to June 30, 2016, unless otherwise noted.

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

•      Tangible Common Equity to Total Tangible Assets at 10.25% increased 33 basis points to the highest level in five quarters.

•      Common Equity Tier 1 Capital Ratio (using Basel III methodology) increased to 13.34% from 12.64%.

•      Total Risk-Based Capital Ratio increased to 18.73% from 18.00%.

Conference Call

A conference call to discuss OFG’s results for the third quarter 2016, outlook and related matters will be held today, Friday, October 21, 2016 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the third quarter ended September 30, 2016, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned 3Q16 Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2015, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 52nd year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations.  Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 48 financial centers. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our September 30, 2016 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	14
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2016	2016	2016	2015		2015		2016	2015
(Dollars in thousands, except per share data) (unaudited)		Q3	Q2	Q1	Q4		Q3		YTD	YTD
Earnings
Net interest income		$76,927	$73,312	$74,975	$75,622		$89,823		$225,214	$261,750
Non-interest income, net (core)	(2)	18,277	18,284	17,125	19,349		18,703		53,686	57,285
Non-interest expense		54,926	53,825	54,857	58,542		69,090		163,608	189,859
Pre-provision net revenues		40,278	37,771	37,243	36,429		39,436		115,292	129,176
Provision for loan and lease losses	(3)	23,469	14,445	13,789	52,190	(a)	51,579	(b)	51,703	109,311	(a)(b)
FDIC shared-loss expense, net		3,296	3,420	4,029	4,400		2,079		10,745	38,408	(c)
Net income (loss) before income taxes		18,747	20,197	19,832	(20,840)		5,131		58,776	782
Income tax expense (benefit)		3,627	5,858	5,661	(19,864)		562		15,146	2,310
Net income (loss)		$15,120	$14,339	$14,171	$(976)		$4,569		$43,630	$(1,528)
Common Share Statistics
Earnings (loss) per common share - basic	(4)	$0.27	$0.25	$0.24	$(0.10)		$0.03		$0.76	$(0.27)
Earnings (loss) per common share - diluted	(5)	$0.26	$0.25	$0.24	$(0.10)		$0.03		$0.76	$(0.27)
Average common shares outstanding		43,926	43,914	43,898	43,868		43,929		43,913	44,353
Average common shares outstanding and equivalents		51,111	51,095	51,064	51,069		51,146		51,091	51,609
Cash dividends per common share		$0.06	$0.06	$0.06	$0.06		$0.10	(d)	$0.18	$0.30	(d)
Book value per common share (period end)		$17.29	$17.08	$16.80	$16.67		$16.91		$17.29	$16.91
Tangible book value per common share (period end)	(6)	$15.18	$14.96	$14.68	$14.53		$14.76		$15.18	$14.76
Balance Sheet (Average Balances)
Loans	(7)	$4,398,032	$4,445,658	$4,484,410	$4,552,234		$4,654,135		$4,441,665	$4,755,861
Interest-earning assets		6,169,251	6,270,042	6,437,255	6,600,614		6,740,932		6,290,862	6,740,516
Total assets		6,653,414	6,778,211	6,990,212	7,160,328		7,326,901		6,806,718	7,344,330
Interest-bearing deposits		3,920,565	3,929,280	3,956,790	3,931,009		3,932,734		3,935,216	4,027,869
Borrowings		917,212	1,047,753	1,239,672	1,394,171		1,572,400		1,067,662	1,472,993
Stockholders' equity		919,171	908,394	899,858	905,646		912,598		909,175	930,146
Common stockholders' equity		753,301	742,524	733,988	739,776		746,728		743,305	764,276
Performance Metrics
Net interest margin	(8)	4.95%	4.69%	4.67%	4.55%		5.29%		4.77%	5.19%
Return on average assets	(9)	0.91%	0.85%	0.81%	-0.05%		0.25%		0.85%	-0.03%
Return on average tangible common stockholders' equity	(10)	7.06%	6.70%	6.69%	-2.75%		0.68%		6.82%	-2.38%
Efficiency ratio	(11)	57.69%	58.76%	59.56%	61.64%		63.66%		58.66%	59.51%
Full-time equivalent employees, period end		1,439	1,451	1,467	1,466		1,491		1,439	1,491
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses	(3)	$62,168	$112,812	$113,238	$112,626	(a)	$80,351		$62,168	$80,351
Allowance as a % of loans held for investment		2.06%	3.53%	3.63%	3.62%		2.65%		2.06%	2.65%
Net charge-offs	(3)	$65,352	$9,478	$10,048	$12,737		$9,097		$84,878	$25,410
Net charge-off rate	(3)(12)	8.27%	1.21%	1.30%	1.67%		1.23%		3.62%	1.17%
Early delinquency rate (30 - 89 days past due)		3.70%	3.31%	3.51%	3.70%		3.77%		3.70%	3.77%
Total delinquency rate (30 days and over)		6.92%	6.28%	6.72%	6.94%		7.06%		6.92%	7.06%
Capital Ratios (Non-GAAP)	(13)
Leverage ratio		12.35%	11.92%	11.38%	11.18%		10.93%		12.35%	10.93%
Common equity Tier 1 capital ratio		13.34%	12.64%	12.33%	12.14%		12.03%		13.34%	12.03%
Tier 1 risk-based capital ratio		17.46%	16.71%	16.36%	15.99%		15.64%		17.46%	15.64%
Total risk-based capital ratio		18.73%	18.00%	17.67%	17.29%		16.93%		18.73%	16.93%
Tangible common equity ("TCE") ratio		10.25%	9.92%	9.50%	9.10%		9.11%		10.25%	9.11%

(a) During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses. During Q4 2015, the Company recorded an additional $29.3 million provision for loan and lease losses related to PREPA. Both were part of the overall quarterly provision for loan and lease losses.

(b) During Q3 2015, the Company sold a portion of covered non-performing commercial loans amounting to $197.1 million unpaid principal balance ($100.0 million carrying amount). The sales price was 18.44% of UPB, or $36.3 million. The FDIC agreed to cover $20.0 million of losses as part of its loss-share agreement with the Company. As a result, a $20.0 million reimbursement was recorded in the statement of operations. The Company also recorded a $32.9 million provision for loan and lease losses for acquired Eurobank loans, which was partially offset by $4.6 million in cost recoveries. Also, as part of this transaction, the Company sold certain non-performing commercial loans and real estate owned from the BBVAPR acquisition amounting to $38.1 million unpaid principal balance ($9.9 million carrying amount). The sales price was $5.2 million. As a result, a $5.2 million provision for loan and lease losses was recorded for BBVAPR acquired loans, which was partially offset by $2.4 million in cost recoveries. In addition, certain real estate owned with a carrying amount of $11.0 million was sold for $1.7 million. At September 30 , 2015, the Company had a $13.0 million receivable related to this sale and a $20.0 million receivable from the FDIC for the shared-loss portion, both balances were received in December 2015.

(c) The FDIC loss share coverage for the commercial loans and other non-single family loans was in effect until June 30, 2015. The FDIC granted an extension of 120 days for the sale of part of this portfolio and agreed to cover up to $20 million with respect to the aggregate loss resulting from this sale.

(d) The Board of directors decreased OFG's regular quarterly dividend per common share to $0.06 per share during Q4 2015 from $0.10 per share.

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended								Nine-Months Ended
		September 30,	June 30,	March 31,		December 31,		September 30,		September 30,		September 30,
(Dollars in thousands, except per share data) (unaudited)		2016	2016	2016		2015		2015		2016		2015
Interest income:
Loans	(1)(14)
Non-acquired loans		$50,818	$49,108	$47,915		$47,261		$46,036		$147,841		$136,532
Acquired BBVAPR loans		22,446	23,670	25,676		26,976		35,214		71,792		104,444
Acquired Eurobank loans		9,340	6,897	7,561		8,134		16,014		23,798		44,275
Total interest income from loans		82,604	79,675	81,152		82,371		97,264		243,431		285,251
Investment securities		7,980	8,233	10,154		10,536		9,983		26,367		28,410
Total interest income		90,584	87,908	91,306		92,907		107,247		269,798		313,661
Interest expense:
Deposits
Core deposits		5,580	5,551	5,136		5,237		5,440		16,267		16,897
Brokered deposits		1,751	1,816	1,988		1,438		1,211		5,555		3,462
Total deposits		7,331	7,367	7,124		6,675		6,651		21,822		20,359
Borrowings		6,326	7,229	9,207		10,610		10,773		22,762		31,552
Total interest expense		13,657	14,596	16,331		17,285		17,424		44,584		51,911
Net interest income		76,927	73,312	74,975		75,622		89,823		225,214		261,750
Provision for loan and lease losses, excluding acquired loans	(1)(3)	14,708	9,052	10,660		45,012	(a)	10,459		34,420		54,322	(a)
Provision for acquired BBVAPR loan and lease losses	(1)	7,942	4,362	2,324		7,332		7,630		14,628		16,795
Provision (recapture) for acquired Eurobank loan and lease losses	(1)	819	1,031	805		(154)		33,490	(b)	2,655		38,194	(b)
Total provision for loan and lease losses, net		23,469	14,445	13,789		52,190		51,579		51,703		109,311
Net interest income after provision for loan and lease losses		53,458	58,867	61,186		23,432		38,244		173,511		152,439
Non-interest income:
Banking service revenues		10,330	10,219	10,118		10,223		10,826		30,667		31,243
Wealth management revenues		6,526	7,041	6,152		7,715		6,885		19,719		21,325
Mortgage banking activities		1,421	1,024	855		1,411		992		3,300		4,717
Total banking and wealth management revenues		18,277	18,284	17,125		19,349		18,703		53,686		57,285
FDIC shared-loss expense, net		(3,296)	(3,420)	(4,029)		(4,400)		(2,079)		(10,745)		(38,408)	(c)
Other-than-temporary impairment losses on investment securities		-	-	-		(1,244)		(246)		-		(246)
Reimbursement from FDIC shared-loss coverage in sale of loans		-	-	-		-		20,000	(b)	-		20,000	(b)
Other gains (losses), net	(15)	5,234	291	407	(d)	565		(401)		5,932	(d)	(429)
Total non-interest income (loss), net		20,215	15,155	13,503		14,270		35,977		48,873		38,202
Non-interest expense:
Compensation and employee benefits		19,191	18,531	20,284		18,716		20,098		58,006		59,538
Rent and occupancy costs		7,484	8,107	7,822		8,111		8,556		23,413		26,075
Net loss on sale of foreclosed real estate and other repossessed assets		2,970	4,163	1,930		4,197		14,172	(b)	9,063		26,349	(b)
General and administrative expenses		21,562	20,821	22,566		25,512		21,537		64,949		67,895
Total operating expenses		51,207	51,622	52,602		56,536		64,363		155,431		179,857
Credit related expenses		3,719	2,203	2,255		2,006		3,810		8,177		9,085
Other non-recurring expenses		-	-	-		-		917	(e)	-		917	(e)
Total non-interest expense		54,926	53,825	54,857		58,542		69,090		163,608		189,859
Income (loss) before income taxes		18,747	20,197	19,832		(20,840)		5,131		58,776		782
Income tax expense (benefit)		3,627	5,858	5,661		(19,864)		562		15,146		2,310
Net income (loss)		15,120	14,339	14,171		(976)		4,569		43,630		(1,528)
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,837)	(1,838)		(1,837)		(1,838)		(5,513)		(5,513)
Other preferred stock		(1,627)	(1,629)	(1,627)		(1,629)		(1,627)		(4,883)		(4,883)
Net income (loss) available to common shareholders		$11,655	$10,873	$10,706		$(4,442)		$1,104		$33,234		$(11,924)

(a) During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses. During Q4 2015, the Company recorded an additional $29.3 million provision for loan and lease losses related to PREPA. Both were part of the overall quarterly provision for loan and lease losses.

(b) During Q3 2015, the Company sold a portion of covered non-performing commercial loans amounting to $197.1 million unpaid principal balance ($100.0 million carrying amount). The sales price was 18.44% of UPB, or $36.3 million. The FDIC agreed to cover $20.0 million of losses as part of its loss-share agreement with the Company. As a result, a $20.0 million reimbursement was recorded in the statement of operations. The Company also recorded a $32.9 million provision for loan and lease losses for acquired Eurobank loans, which was partially offset by $4.6 million in cost recoveries. Also, as part of this transaction, the Company sold certain non-performing commercial loans and real estate owned from the BBVAPR acquisition amounting to $38.1 million unpaid principal balance ($9.9 million carrying amount). The sales price was $5.2 million. As a result, a $5.2 million provision for loan and lease losses was recorded for BBVAPR acquired loans, which was partially offset by $2.4 million in cost recoveries. In addition, certain real estate owned with a carrying amount of $11.0 million was sold for $1.7 million. At September 30 , 2015, the Company had a $13.0 million receivable related to this sale and a $20.0 million receivable from the FDIC for the shared-loss portion, both balances were received in December 2015.

(c) The FDIC loss share coverage for the commercial loans and other non-single family loans was in effect until June 30, 2015. The FDIC granted an extension of 120 days for the sale of part of this portfolio and agreed to cover up to $20 million with respect to the aggregate loss resulting from this sale.

(d) During Q1 2016, the Company sold mortgage backed securities amounting to $263.3 million with a gain of $16.1 million and obligations of Puerto Rico government and political subdivisions of $12.8 million with a loss of $4.1 million.  In addition, the Company partially unwound repurchase agreements in the amount of $268 million at a cost of $12 million.

(e) During Q3 2015, the Company offered a voluntary early retirement program for qualified employees and incurred additional compensation expenses of $917 thousand related to this program.

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		September 30,	June 30,	March 31,		December 31,	September 30,
(Dollars in thousands) (unaudited)		2016	2016	2016		2015	2015
Cash and cash equivalents		$512,295	$520,078	$681,198		$540,058	$530,545
Investments:
Trading securities		380	348	314		288	583
Investment securities available-for-sale, at fair value, with amortized cost of $623,994
(June 30, 2016 - $645,298; March 31, 2016 - $653,673; December 31, 2015 - $955,646;
September 30, 2015 - $982,754)
Mortgage-backed securities		632,429	651,724	656,137	(a)	953,213	985,554
Other investment securities		10,254	12,578	13,148	(a)	21,396	22,151
Total investment securities available-for-sale		642,683	664,302	669,285		974,609	1,007,705
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $650,023
(June 30, 2016 - $643,530; March 31, 2016 - $641,346; December 31, 2015 - $614,679;
September 30, 2015 - $595,148)		641,890	635,399	637,036		620,189	594,639
Federal Home Loan Bank (FHLB) stock, at cost		12,712	19,838	20,761		20,783	20,804
Other investments		3	3	3		3	3
Total investments		1,297,668	1,319,890	1,327,399		1,615,872	1,623,734
Loans, net	(3)(14)	4,298,965	4,373,617	4,360,129		4,434,213	4,468,676
Other assets:
FDIC shared-loss indemnification asset		16,670	18,426	20,923		22,599	22,895
Derivative assets		1,503	1,926	2,662		3,025	3,290
Prepaid expenses		19,514	16,332	10,363		11,762	14,151
Deferred tax asset, net		131,061	143,048	145,518		145,901	143,935
Foreclosed real estate and repossessed properties		49,188	55,086	61,145		64,088	73,063
Premises and equipment, net		71,105	72,585	73,975		74,590	75,346
Goodwill		86,069	86,069	86,069		86,069	86,069
Accounts receivable and other assets		108,075	105,539	105,191		100,972	162,118	(b)
Total assets		$6,592,113	$6,712,596	$6,874,572		$7,099,149	$7,203,822

Deposits:
Demand deposits		$2,012,255	1,972,743	2,018,346		1,862,572	1,906,658
Savings accounts		1,118,783	1,110,423	1,110,469		1,107,618	1,217,098
Time deposits		1,042,572	999,243	962,773		964,588	941,821
Brokered deposits		581,161	561,645	688,105		782,973	653,126
Total deposits		4,754,771	4,644,054	4,779,693		4,717,751	4,718,703
Borrowings:
Securities sold under agreements to repurchase		658,232	626,109	636,172	(a)	934,691	1,000,664
Advances from FHLB and other borrowings	(16)	105,984	308,233	333,736		334,210	334,670
Subordinated capital notes	(16)	36,083	102,983	102,808		102,633	102,371
Total borrowings		800,299	1,037,325	1,072,716		1,371,534	1,437,705
Other liabilities:
Derivative liabilities		4,306	5,413	6,220		6,162	8,622
Acceptances outstanding		18,043	20,984	19,381		14,582	19,083
Accrued expenses and other liabilities		89,760	88,930	92,761		92,043	111,821
Total liabilities		5,667,179	5,796,706	5,970,771		6,202,072	6,295,934
Stockholders' equity:
Preferred stock		176,000	176,000	176,000		176,000	176,000
Common stock		52,626	52,626	52,626		52,626	52,626
Additional paid-in capital		540,692	540,705	540,371		540,512	540,088
Legal surplus		74,788	73,265	71,865		70,435	70,423
Retained earnings		169,858	162,363	155,529		148,886	155,974
Treasury stock, at cost		(104,874)	(104,874)	(104,874)		(105,379)	(105,379)
Accumulated other comprehensive income, net		15,844	15,805	12,284		13,997	18,156
Total stockholders' equity		924,934	915,890	903,801		897,077	907,888
Total liabilities and stockholders' equity		$6,592,113	$6,712,596	$6,874,572		$7,099,149	$7,203,822

(a) During Q1 2016, the Company sold mortgage backed securities amounting to $263.3 million with a gain of $16.1 million and obligations of Puerto Rico government and political subdivisions of $12.8 million with a loss of $4.1 million.  In addition, the Company partially unwound repurchase agreements in the amount of $268 million at a cost of $12 million.

(b) At September 30, 2015, amount includes a $25 million receivable from Q2 2015 loss-share certifications for non-single family residential mortgage loans and a $20 million receivable from the sale of non-performing covered loans during Q3 2015, which were paid by the FDIC in December 2015. In addition, it includes a $13 million receivable related to the sale of non-performing loans received in December 2015.

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production	(14)

		September 30,	June 30,		March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)		2016	2016		2016	2015	2015
Non-acquired loans held for investment:
Mortgage		$735,367	$741,917		$751,819	$757,828	$762,636
Commercial	(3)	1,267,177	1,476,613		1,425,385	1,441,649	1,389,353
Consumer		278,666	265,269		252,327	242,950	227,756
Auto		730,589	712,268		687,159	669,163	647,544
		3,011,799	3,196,067		3,116,690	3,111,590	3,027,289
Less: Allowance for loan and lease losses	(3)	(62,168)	(112,812)		(113,238)	(112,626)	(80,351)
		2,949,631	3,083,255		3,003,452	2,998,964	2,946,938
Deferred loan costs, net		5,421	4,619		4,350	4,203	4,571
Total non-acquired loans held for investment, net		2,955,052	3,087,874		3,007,802	3,003,167	2,951,509

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		5,755	4,559		6,558	7,457	7,736
Consumer		34,215	35,194		36,346	38,385	39,774
Auto		64,393	77,118		91,406	106,911	124,120
		104,363	116,871		134,310	152,753	171,630
Less: Allowance for loan and lease losses		(4,213)	(4,487)		(4,993)	(5,542)	(5,473)
		100,150	112,384		129,317	147,211	166,157

Accounted for under ASC 310-30
Mortgage		579,769	591,029		600,901	608,294	617,268
Commercial		301,599	323,105		345,789	375,491	395,637
Consumer		5,768	7,331		9,345	11,843	15,072
Auto		100,475	117,038		134,669	153,592	173,979
		987,611	1,038,503	(a)	1,090,704	1,149,220	1,201,956
Less: Allowance for loan and lease losses		(29,819)	(22,801)	(a)	(27,747)	(25,785)	(19,986)
		957,792	1,015,702		1,062,957	1,123,435	1,181,970
Total Acquired BBVAPR loans, net		1,057,942	1,128,086		1,192,274	1,270,646	1,348,127

Eurobank
Accounted for under ASC 310-30
Mortgage		75,043	76,777		91,113	92,273	92,757
Commercial		82,753	83,377		142,298	142,377	144,704
Consumer		1,488	1,410		1,770	2,314	2,708
		159,284	161,564	(a)	235,181	236,964	240,169
Less: Allowance for loan and lease losses		(22,812)	(22,116)	(a)	(92,293)	(90,178)	(90,332)
Total Acquired Eurobank loans, net		136,472	139,448		142,888	146,786	149,837
Total acquired loans, net		1,194,414	1,267,534		1,335,162	1,417,432	1,497,964
Total loans held for investment		4,149,466	4,355,408		4,342,964	4,420,599	4,449,473
Mortgage loans held for sale		26,362	18,209		17,165	13,614	19,203
Other loans held for sale	(3)	123,137	-		-	-	-
Total loans, net		$4,298,965	$4,373,617		$4,360,129	$4,434,213	$4,468,676

		2016	2016		2016	2015	2015
(Dollars in thousands) (unaudited)		Q3	Q2		Q1	Q4	Q3
Quarterly loan production	(17)
Mortgage		$51,022	$57,636		$48,321	$55,450	$65,248
Commercial		62,628	66,316		79,272	75,775	83,243
Consumer		43,636	39,550		34,275	37,919	36,756
Auto and Leasing		69,523	74,383		63,285	67,633	65,743
Total		$226,809	$237,885		$225,153	$236,777	$250,990

(a) During Q2 2016, the Company changed the purchase credit impaired policy for all loans accounted for under ASC 310-30. Under the revised policy, the Company writes-off a loans' recorded investment and derecognizes the associated allowance for loan and lease losses for loans that exit the pools. The revised policy implementation is performed prospectively due to the immaterial impact for retrospective adoption. The transition to this revised policy resulted in a $8.5 million and $72.2 million initial de-recognition of loans recorded investment balance and associated allowance for loan and lease losses for acquired BBVAPR loans and acquired Eurobank loans, respectively, with no impact to provision for loan and lease losses.

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2016 Q3			2016 Q2			2016 Q1			2015 Q4			2014 Q3
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$477,968	$661	0.55%	$512,916	$612	0.48%	$502,718	$646	0.52%	$438,981	$327	0.30%	$482,959	$308	0.25%
Investment securities	1,293,251	7,319	2.25%	1,311,468	7,621	2.33%	1,450,127	9,508	2.63%	1,609,399	10,209	2.52%	1,603,838	9,674	2.39%
Loans
Non-acquired loans	3,160,091	50,569	6.35%	3,129,570	49,108	6.29%	3,100,157	47,915	6.20%	3,043,109	47,261	6.16%	2,959,961	46,036	6.17%
Acquired BBVAPR loans	1,100,336	22,723	8.19%	1,172,087	23,670	8.10%	1,240,252	25,676	8.30%	1,361,173	26,976	7.86%	1,499,399	35,215	9.32%
Acquired Eurobank loans	137,605	9,313	26.85%	144,001	6,897	19.21%	144,001	7,561	21.06%	147,952	8,134	21.81%	194,775	16,014	32.62%
Total loans	4,398,032	82,605	7.45%	4,445,658	79,675	7.19%	4,484,410	81,152	7.26%	4,552,234	82,371	7.18%	4,654,135	97,265	8.29%
Total interest-earning assets	$6,169,251	$90,585	5.83%	$6,270,042	$87,908	5.62%	$6,437,255	$91,306	5.69%	$6,600,614	$92,907	5.58%	$6,740,932	$107,247	6.31%

Interest bearing liabilities:
Deposits
NOW accounts	$1,243,640	$1,314	0.42%	$1,231,576	$1,518	0.49%	$1,152,055	$1,081	0.38%	$1,138,928	$1,063	0.37%	$1,110,804	$1,034	0.37%
Savings accounts	1,113,649	1,351	0.48%	1,103,808	1,308	0.48%	1,115,552	1,398	0.50%	1,180,220	1,516	0.51%	1,234,772	1,592	0.51%
Time deposits	1,013,905	2,735	1.07%	981,759	2,558	1.05%	954,857	2,495	1.05%	938,291	2,456	1.04%	939,075	2,613	1.10%
Brokered deposits	549,371	1,751	1.26%	612,137	1,816	1.19%	734,326	1,988	1.09%	673,570	1,438	0.85%	648,083	1,211	0.74%
	3,920,565	7,151	0.72%	3,929,280	7,200	0.73%	3,956,790	6,962	0.71%	3,931,009	6,473	0.65%	3,932,734	6,450	0.65%
Non-interest bearing deposit accounts	801,833	-	-	774,496	-	-	774,950	-	-	781,064	-	-	772,545	-	-%
Fair value premium amortization and core deposit intangible amortization	-	180	-	-	167	-	-	162	-	-	202	-	-	201	-
Total deposits	4,722,398	7,331	0.62%	4,703,776	7,367	0.63%	4,731,740	7,124	0.60%	4,712,073	6,675	0.56%	4,705,279	6,651	0.56%
Borrowings
Securities sold under agreements to repurchase	620,353	4,272	2.73%	627,693	4,258	2.72%	799,613	6,099	3.06%	957,680	7,404	3.07%	1,132,373	7,605	2.66%
Advances from FHLB and other borrowings	195,278	1,237	2.51%	317,191	2,098	2.65%	337,364	2,240	2.66%	334,029	2,306	2.74%	337,829	2,283	2.68%
Subordinated capital notes	101,581	818	3.19%	102,869	873	3.40%	102,695	868	3.39%	102,462	900	3.48%	102,198	885	3.44%
Total borrowings	917,212	6,327	2.74%	1,047,753	7,229	2.77%	1,239,672	9,207	2.98%	1,394,171	10,610	3.02%	1,572,400	10,773	2.72%
Total interest-bearing liabilities	$5,639,610	$13,658	0.96%	$5,751,529	$14,596	1.02%	$5,971,412	$16,331	1.10%	$6,106,244	$17,285	1.12%	$6,277,679	$17,424	1.10%
Interest rate spread		$76,927	4.87%		$73,312	4.60%		$74,975	4.59%		$75,622	4.46%		$89,823	5.21%
Net interest margin			4.95%			4.69%			4.67%			4.55%			5.29%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$810			$293			$683			$354			$6,106
Acquired Eurobank loans		3,012			539			1,326			2,397			6,991
		$3,822			$832			$2,009			$2,751			$13,097
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,169,251	$86,763	5.58%	$6,270,042	$87,076	5.57%	$6,437,255	$89,297	5.56%	$6,600,614	$90,156	5.42%	$6,740,932	$94,150	5.54%
Interest rate spread		$73,105	4.62%		$72,480	4.55%		$72,966	4.46%		$72,871	4.30%		$76,726	4.44%
Net interest margin			4.70%			4.64%			4.55%			4.38%			4.52%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2016 YTD			2015 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$497,795	$1,919	0.51%	$508,598	$953	0.25%
Investment securities	1,351,402	24,448	2.41%	1,476,057	27,457	2.49%
Loans
Non-acquired loans	3,129,851	147,592	6.28%	2,907,121	136,559	6.28%
Acquired BBVAPR loans	1,170,893	72,042	8.20%	1,613,780	104,417	8.65%
Acquired Eurobank loans	140,921	23,798	22.50%	234,960	44,275	25.19%
Total loans	4,441,665	243,432	7.30%	4,755,861	285,251	8.02%
Total interest-earning assets	$6,290,862	$269,799	5.71%	$6,740,516	$313,661	6.22%

Interest bearing liabilities:
Deposits
NOW accounts	$1,208,943	$3,914	0.43%	$1,171,679	$3,388	0.39%
Savings accounts	1,111,012	4,057	0.49%	1,282,753	4,988	0.52%
Time deposits	983,618	7,789	1.05%	965,862	8,213	1.14%
Brokered deposits	631,643	5,555	1.17%	607,575	3,462	0.76%
	3,935,216	21,315	0.72%	4,027,869	20,051	0.67%
Non-interest bearing deposit accounts	784,099	-	-	765,863	-	-%
Fair value premium amortization and core deposit intangible amortization	-	507	-	-	308	-
Total deposits	4,719,315	21,822	0.62%	4,793,732	20,359	0.57%
Borrowings
Securities sold under agreements to repurchase	682,326	14,629	2.86%	1,031,316	22,163	2.87%
Advances from FHLB and other borrowings	282,957	5,574	2.62%	339,738	6,766	2.66%
Subordinated capital notes	102,379	2,560	3.33%	101,939	2,623	3.44%
Total borrowings	1,067,662	22,763	2.84%	1,472,993	31,552	2.86%
Total interest-bearing liabilities	$5,786,977	$44,585	1.03%	$6,266,725	$51,911	1.11%
Interest rate spread		$225,214	4.68%		$261,750	5.11%
Net interest margin			4.77%			5.19%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$1,786			8,411
Acquired Eurobank loans		4,877			11,668
		$6,663			$20,079
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,290,862	$263,136	5.57%	$6,740,516	$293,582	5.82%
Interest rate spread		$218,551	4.54%		$241,671	4.71%
Net interest margin			4.63%			4.79%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
		2016	2016	2016	2015	2015
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Net Charge-offs
Mortgage:
Charge-offs		$1,656	$1,374	$1,662	$1,568	$1,058
Recoveries		(21)	(36)	(145)	(53)	(270)
Total mortgage		1,635	1,338	1,517	1,515	788
Commercial:
Charge-offs	(3)	56,700	833	1,011	3,229	828
Recoveries		(93)	(228)	(88)	(60)	(63)
Total commercial	(3)	56,607	605	923	3,169	765
Consumer:
Charge-offs		3,173	2,811	2,327	2,227	2,471
Recoveries		(120)	(133)	(102)	(142)	(186)
Total consumer		3,053	2,678	2,225	2,085	2,285
Auto and Leasing:
Charge-offs		7,804	8,100	8,362	9,068	8,510
Recoveries		(3,747)	(3,243)	(2,979)	(3,100)	(3,251)
Total auto and leasing		4,057	4,857	5,383	5,968	5,259
Total		$65,352	$9,478	$10,048	$12,737	$9,097
Net Charge-off Rates
Mortgage		0.88%	0.72%	0.80%	0.80%	0.42%
Commercial	(3)	15.88%	0.17%	0.26%	0.91%	0.23%
Consumer		4.71%	4.35%	3.80%	3.68%	4.33%
Auto and Leasing		2.23%	2.75%	3.15%	3.59%	3.28%
Total	(3)	8.27%	1.21%	1.30%	1.67%	1.23%
Average Loans Held For Investment
Mortgage		$746,613	$743,516	$756,291	$756,530	$758,689
Commercial		1,426,216	1,433,944	1,425,332	1,394,597	1,349,511
Consumer		259,535	246,003	234,499	226,783	210,933
Auto and Leasing		727,727	706,107	684,035	665,199	640,828
Total		$3,160,091	$3,129,570	$3,100,157	$3,043,109	$2,959,961

8
OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2016	2016		2016	2015	2015
(Dollars in thousands) (unaudited)		Q3	Q2		Q1	Q4	Q3
Early Delinquency (30 - 89 days past due)
Mortgage		$37,015	$33,099		$31,627	$36,092	$37,377	(a)
Commercial		4,177	4,923		2,353	4,461	1,678
Consumer		4,796	3,765	(a)	4,341	4,128	3,585
Auto and Leasing		65,302	63,871	(a)	71,004	70,464	71,627
Total		$111,290	$105,658		$109,325	$115,145	$114,267
Early Delinquency Rates (30 - 89 days past due)
Mortgage		5.03%	4.46%		4.21%	4.76%	4.90%
Commercial		0.33%	0.33%		0.17%	0.31%	0.12%
Consumer		1.72%	1.42%	(a)	1.72%	1.70%	1.57%
Auto and Leasing		8.94%	8.97%	(a)	10.33%	10.53%	11.06%
Total		3.70%	3.31%		3.51%	3.70%	3.77%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$103,770	$95,909		$97,424	$102,988	$104,355
GNMA's buy-back option program		9,598	8,369		7,684	7,945	6,993
Total mortgage		113,368	104,278		105,108	110,933	111,348
Commercial		14,947	20,005		19,686	21,138	17,014
Consumer		6,302	5,190	(a)	5,934	5,171	4,832
Auto and Leasing		73,708	71,193	(a)	78,746	78,757	80,613
Total		$208,325	$200,666		$209,474	$215,999	$213,807
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		14.11%	12.93%		12.96%	13.59%	13.68%
GNMA's buy-back option program		1.31%	1.13%		1.02%	1.05%	0.92%
Total mortgage		15.42%	14.06%		13.98%	14.64%	14.60%
Commercial		1.18%	1.35%		1.38%	1.47%	1.22%
Consumer		2.26%	1.96%	(a)	2.35%	2.13%	2.12%
Auto and Leasing		10.09%	10.00%	(a)	11.46%	11.77%	12.45%
Total		6.92%	6.28%		6.72%	6.94%	7.06%
Nonperforming Assets	(18)
Mortgage		$75,592	$72,947		$76,218	$77,875	$78,148
Commercial	(3)	23,347	207,768		212,345	215,281	222,072
Consumer		2,470	2,339		2,039	1,631	2,004
Auto and Leasing		9,477	7,337		7,873	8,418	10,076
Total nonperforming loans		110,886	290,391		298,475	303,205	312,300
Foreclosed real estate		9,819	10,463		10,502	9,772	10,517
Other repossessed assets		2,462	2,979		2,796	3,845	5,134
Total nonperforming assets		$123,167	$303,833		$311,773	$316,822	$327,951
Nonperforming Loan Rates
Mortgage		10.28%	9.83%		10.14%	10.28%	10.25%
Commercial	(3)	1.84%	14.07%		14.90%	14.93%	15.98%
Consumer		0.89%	0.88%		0.81%	0.67%	0.88%
Auto and Leasing		1.30%	1.03%		1.15%	1.26%	1.56%
Total loans		3.68%	9.09%		9.58%	9.74%	10.32%

(a) During Q3 2015, the Company changed its early delinquency reporting on mortgage loans from one scheduled payment due to two scheduled payments due in order to comply with regulatory reporting instructions and be comparable with local peers. Troubled debt restructured loans remain using one scheduled payment due.  During Q2 2016, the Company changed its early delinquency reporting on consumer and auto loans from one scheduled payment due to two scheduled payments due. This change resulted in a $19 thousand and $5.9 million reduction in early and total delinquency for consumer loans and auto loans, respectively.

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
		Quarter Ended September 30, 2016
					Auto and
(Dollars in thousands) (unaudited)		Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-acquired loans
Balance at beginning of period		$18,537	$63,144	$11,771	$19,259	$101	$112,812
Provision (recapture) for loan and lease losses		1,625	5,770	3,571	3,800	(58)	14,708
Charge-offs	(3)	(1,656)	(56,700)	(3,173)	(7,804)	-	(69,333)
Recoveries		21	93	120	3,747	-	3,981
Balance at end of period		$18,527	$12,307	$12,289	$19,002	$43	$62,168
Allowance coverage ratio		2.52%	0.97%	4.41%	2.60%	0.00%	2.06%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period			$21	$3,002	$1,464	$-	$4,487
Provision (recapture) for loan and lease losses			(17)	766	(201)	-	548
Charge-offs			(2)	(889)	(475)	-	(1,366)
Recoveries			16	67	461	-	544
Balance at end of period			$18	$2,946	$1,249	$-	$4,213

Acquired loans accounted for under ASC 310-30
Balance at beginning of period		$1,585	$15,863	$-	$5,353	$-	$22,801
(Recapture) provision for loan and lease losses, net		1,070	6,324	-	-	-	7,394
Allowance de-recognition		9	(189)	-	(196)	-	(376)
Balance at end of period		$2,664	$21,998	$-	$5,157	$-	$29,819

Acquired Eurobank loans:
Balance at beginning of period		$11,016	11,096	4	-	-	$22,116
Provision (recapture) for loan and lease losses, net		893	(74)	-	-	-	819
FDIC shared-loss portion of provision for covered loan and lease losses, net		818	-	-	-	-	818
Allowance de-recognition		(459)	(478)	(4)	-	-	(941)
Balance at end of period		$12,268	$10,544	$-	$-	$-	$22,812

Total acquired loans
Balance at beginning of period		$12,601	26,980	3,006	6,817	-	49,404
Provision (recapture) for loan and lease losses		1,963	6,233	766	(201)	-	8,761
Charge-offs		-	(2)	(889)	(475)	-	(1,366)
Recoveries		-	16	67	461	-	544
FDIC shared-loss portion of provision for covered loan and lease losses, net		818	-	-	-	-	818
Allowance de-recognition		(450)	(667)	(4)	(196)	-	(1,317)
Balance at end of period		$14,932	$32,560	$2,946	$6,406	$-	$56,844

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended September 30, 2016
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$283,823	$37,059	$15,248	$14,103	$4,885	$355,118
Accretion	(8,197)	$(5,201)	$(1,485)	$(3,107)	$(662)	$(18,652)
Change in expected cash flows	(1)	1,764	(1)	618	(241)	2,139
Transfers from (to) non-accretable discount	24,056	(1,296)	283	(525)	233	22,751
Balance at end of period	$299,681	$32,326	$14,045	$11,089	$4,215	$361,356

Non-Accretable Discount
Balance at beginning of period	$336,153	$10,582	$7,419	$22,121	$18,225	$394,500
Change in actual and expected cash flows	(2,591)	(1,215)	(1)	(309)	121	(3,995)
Transfers (to) from accretable yield	(24,056)	1,296	(283)	525	(233)	(22,751)
Balance at end of period	$309,506	$10,663	$7,135	$22,337	$18,113	$367,754

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$48,336	$29,142	$2,204	$-	$-	$79,682
Accretion	(2,217)	(6,571)	-	(62)	(490)	(9,340)
Change in expected cash flows	646	1,720	(8)	62	490	2,910
Transfers from (to) non-accretable discount	3,737	(188)	(146)	-	-	3,403
Balance at end of period	$50,502	$24,103	$2,050	$-	$-	$76,655

Non-Accretable Discount
Balance at beginning of period	$11,555	$-	$-	$-	$-	$11,555
Change in actual and expected cash flows	(845)	617	10	-	-	(218)
Transfers (to) from accretable yield	(3,737)	188	146	-	-	(3,403)
Balance at end of period	$6,973	$805	$156	$-	$-	$7,934

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2016	2016	2016	2015	2015
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$924,934	$915,890	$903,801	$897,077	$907,888
Less: Intangible assets	(92,648)	$(93,068)	$(93,487)	$(93,907)	$(94,383)
Noncumulative perpetual preferred stock	(176,000)	$(176,000)	$(176,000)	$(176,000)	$(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	$10,130	$10,130	$10,130	$10,130
Tangible common equity	$666,416	$656,952	$644,444	$637,300	$647,635

Common stock outstanding at end of period	43,914	$43,914	$43,914	$43,868	$43,868
Tangible book value (Non-GAAP)	$15.18	$14.96	$14.68	$14.53	$14.76
Total Assets to Tangible Assets
Total assets	$6,592,113	$6,712,596	$6,874,572	$7,099,149	$7,203,822
Less: Intangible assets	(92,648)	$(93,068)	$(93,487)	$(93,907)	$(94,383)
Tangible assets (Non-GAAP)	$6,499,465	$6,619,528	$6,781,085	$7,005,242	$7,109,439
Non-GAAP TCE Ratio
Tangible common equity	$666,416	$656,952	$644,444	$637,300	$647,635
Tangible assets	6,499,465	$6,619,528	$6,781,085	$7,005,242	$7,109,439
TCE ratio	10.25%	$9.92%	$9.50%	$9.10%	$9.11%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$919,171	$908,394	$899,858	$905,646	$912,598
Less: Average noncumulative perpetual preferred stock	(176,000)	$(176,000)	$(176,000)	$(176,000)	$(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	$10,130	$10,130	$10,130	$10,130
Average total common stockholders' equity	$753,301	$742,524	$733,988	$739,776	$746,728
Less: Average intangible assets	(92,922)	$(93,341)	$(93,759)	$(94,217)	$(94,697)
Average tangible common equity	$660,379	$649,183	$640,229	$645,559	$652,031
Credit Quality Metrics to Non-GAAP Credit Quality Metrics excluding PREPA (Held-for-sale as of Q3 2016)
Net Charge-offs	$65,352	$9,478	$10,048	$12,737	$9,097
Less: PREPA charge-off	(56,229)	-	-	-	-
Net Charge-offs, excluding PREPA (Non-GAAP)	$9,123	$9,478	$10,048	$12,737	$9,097

Average Loans Held For Investment	$3,160,091	$3,129,570	$3,100,157	$3,043,109	$2,959,961

Charge-off rate, excluding PREPA (Non-GAAP)	1.15%	1.21%	1.30%	1.67%	1.23%

Nonperforming Loans	$110,886	$290,391	$298,475	$303,205	$312,300
Less: PREPA	-	(183,020)	(186,675)	(190,290)	(193,904)
Nonperforming Loans, excluding PREPA (Non-GAAP)	$110,886	$107,371	$111,800	$112,915	$118,396

Non-acquired loans held for investment, gross	$3,011,799	$3,196,067	$3,116,690	$3,111,590	$3,027,289
Less: PREPA	-	(183,020)	(186,675)	(190,290)	(193,904)
Non-acquired loans held for investment, excluding PREPA (Non-GAAP)	$3,011,799	$3,013,047	$2,930,015	$2,921,300	$2,833,385

Nonperforming loan rate, excluding PREPA (Non-GAAP)	3.68%	3.56%	3.82%	3.87%	4.18%

12

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2016	2016	2016	2015	2015
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Regulatory Capital Metrics
Common equity Tier 1 capital		$612,792	596,080	585,144	594,482	601,789
Tier 1 capital		801,882	788,349	776,180	782,912	782,561
Total risk-based capital	(19)	860,513	849,147	838,283	846,747	847,267
Risk-weighted assets		4,593,340	4,716,534	4,744,449	4,896,539	5,003,285
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(20)	13.34%	12.64%	12.33%	12.14%	12.03%
Tier 1 risk-based capital ratio	(21)	17.46%	16.71%	16.36%	15.99%	15.64%
Total risk-based capital ratio	(22)	18.73%	18.00%	17.67%	17.29%	16.93%
Leverage ratio	(23)	12.35%	11.92%	11.38%	11.18%	10.93%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$924,934	915,890	903,801	897,077	907,888
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax	(24)	(17,554)	(18,085)	(15,089)	(16,925)	(22,486)
Unrealized losses on cash flow hedges, net of income tax	(24)	1,710	2,281	2,805	2,927	4,330
		743,220	734,216	725,647	717,209	723,862
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(25)	(2,408)	(2,561)	(2,715)	(1,912)	(2,028)
Disallowed deferred tax assets, net	(25)	(41,951)	(49,506)	(51,719)	(34,746)	(33,976)
Common equity Tier 1 capital		612,792	596,080	585,144	594,482	601,789
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(11,780)	(8,601)	(9,834)	(12,440)	(20,098)
Tier 1 capital		801,882	788,349	776,180	782,912	782,561
Plus tier 2 capital: Qualifying allowance for loan and lease losses		58,631	60,798	62,103	63,835	64,706
Total risk-based capital		$860,513	$849,147	$838,283	$846,747	$847,267

13

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Total banking and wealth management revenues.
(3)

During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million, slightly lower than the adjusted book balance, net of reserves. At September 30, 2016, this line of credit was reported as other loans held for sale, at fair value. Proceeds were received in October 7, 2016. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 provision for loan and lease losses during the quarter ended September 30, 2016.

(4)	Calculated based on net income (loss) available to common shareholders divided by average common shares outstanding for the period.
(5)

Calculated based on net income (loss) available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(6)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(7)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(8)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(9)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(10)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(11)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(12)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(13)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non_GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(14)

Covered loans are no longer a material amount. Therefore, during Q3 2015, the Company changed its presentation of loans to include the following loan segments:  "Non-acquired" loans, "Acquired BBVAPR" loans and "Acquired Eurobank" loans.

(15)	During Q3 2016, the Company received $5 million from a claim of loss in 2009 from a BALTA private label collaterized obligation.
(16)

During Q3 2016, the Company paid down at maturity $205.0 million in FHLB advances and a former BBVA subordinated capital note of $67.0 million, assumed as part of the 2012 acquisition of its PR operations.

(17)	Production of new loans (excluding renewals).
(18)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(19)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(20)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(21)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(22)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(23)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(24)	During Q1 2015, the Company decided to elect the opt-out option to continue to exclude AOCI items from regulatory capital calculation.
(25)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 60% for 2016 and 40% for 2015.

14